Exhibit 99.1

CION Investment Corporation Strengthens Leadership Team with the Appointment of Charlie Arestia as Managing Director and Head of Investor Relations

NEW YORK, NY (March 27, 2024) – CION Investment Corporation (NYSE: CION) (“CION”), a leading publicly listed business development company focused on the U.S. middle market, is pleased to announce the appointment of Charlie Arestia as Managing Director and Head of Investor Relations. In this key role, Mr. Arestia will play a pivotal part in fostering and expanding relationships with CION’s valued investors. Mr. Arestia will be based in New York and will work closely with CION’s senior management and help coordinate all aspects of CION’s investor relations activities.

Mr. Arestia brings a wealth of experience in investor relations as well as a deep understanding of specialty finance and business development companies, having most recently served in the investor relations department at Focus Financial Partners and previously as an analyst at J.P. Morgan.

Mark Gatto, co-CEO of CION expressed his enthusiasm about the new addition to the team: “We are thrilled to welcome Charlie to the CION team. His extensive experience in building strong investor relationships, familiarity with the wealth management industry and BDCs in general, aligns perfectly with our continued commitment to provide value to our shareholders. We believe Charlie will contribute significantly to our future success.”

“I am honored to join the senior leadership team at CION. I look forward to working closely with our investors, leveraging my experience to strengthen existing relationships and cultivate new partnerships,” added Mr. Arestia.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $2.0 billion in total assets as of December 31, 2023. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled "Risk Factors" and "Forward-Looking Statements" in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Reports on Form 8-K, which CION filed with the SEC on March 14, 2024 and March 27, 2024, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Reports on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media
Susan Armstrong
sarmstrong@cioninvestments.com

Investor Relations
Charlie Arestia

(646) 845-8259

carestia@cioninvestments.com

Analysts and Institutional Investors
James Carbonara
Hayden IR
(646)-755-7412
James@haydenir.com

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